Exhibit 99.1

CONVERGYS NEWS RELEASE

Convergys Delivers Strong Revenue and Earnings Growth in First Quarter

(Cincinnati; April 26, 2007) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the first quarter of 2007.

HIGHLIGHTS

•	Revenue of $719.9 million in the first quarter, up 7 percent

•	Earnings of $0.31 per diluted share, up 19 percent

•	Free cash flow of $41.2 million, up 22 percent

•	Customer Care revenue up 8 percent with operating income up 22 percent

•	Employee Care revenue up 24 percent with operating loss reduced 23 percent

Convergys first quarter revenues of $719.9 million were up 7 percent compared to the first quarter of 2006 reflecting growth from the Customer Care and Employee Care segments. Operating income in the first quarter increased 5 percent to $65.2 million compared with $62.0 million in the prior year. Significant improvement in operating results at Customer Care and Employee Care were partially offset by anticipated declines in Information Management due to the Cingular migration. First quarter net income increased 19 percent to $43.6 million, or $0.31 per diluted share, versus $36.7 million or $0.26 per diluted share in the prior year.

“I am pleased with our solid operating performance in the first quarter of 2007. Our markets are attractive, growing, and largely under-penetrated, and we have significant opportunities for future growth,” said Dave Dougherty, who was elected President and CEO of Convergys by the Board of Directors on April 17. “I am proud to be leading such a talented team of experienced and capable employees. As a leadership team, we’re focused on driving revenue and earnings growth, and we’re committed to delivering record results this year.”

Operating Performance by Segment

Customer Care

Customer Care revenues of $469.0 million were up 8 percent compared to the same period last year. Strong growth from several existing clients in the Communication, Technology, and Financial Services verticals contributed to the revenue growth. Customer Care operating income and operating margin were $56.3 million and 12.0 percent, respectively, compared with $46.2 million and 10.6 percent in the prior year. The impact of revenue growth more than offset the negative impact of a weakened U.S. dollar.

Information Management

Information Management revenues of $185.9 million were down 2 percent compared to the same period last year. Strong growth in international operations largely offset the decline in revenue from Cingular. Information Management operating income and operating margin were $25.3 million and 13.6 percent, respectively, compared with $31.5 million and 16.7 percent in the prior year. Operating income improvements from international growth and tight cost controls largely offset the negative impact from Cingular. A significant portion of the net decline in operating income reflects the impact of severance costs incurred to further streamline the business.

Employee Care

Employee Care revenues of $65.0 million were up 24 percent compared to $52.5 million in the same period last year. Revenue increased as a result of recent client implementations. Employee Care operating loss improved 23 percent to $7.4 million compared to an operating loss of $9.6 million in the prior year. Improvements resulted from cost reductions and operating efficiencies.

Other Items

•	Cash flow from operating activities was $65.2 million in the first quarter. Free cash flow was $41.2 million compared to $33.7 million for the same period in the prior year.

•	Net expenses related to other non-operating items were $0.6 million compared to $4.0 million for the same period in the prior year, primarily due to a reduction in net interest expense.

•	During the quarter, Convergys repurchased 638,200 shares at a cost of $16.3 million for an average price of $25.60 per share.

Financial Guidance

•	Convergys continues to expect record revenue and earnings in 2007 and confirms annual EPS guidance of more than $1.20 per share.

FORWARD-LOOKING STATEMENTS DISCLOSURE AND “SAFE HARBOR” NOTE:

This news release contains forward-looking statements that reflect Convergys’ expectations as of April 26, 2007. Actual results of Convergys could differ materially from those discussed herein. Potential risk factors that could cause or contribute to actual results being materially different from those in the forward-looking statements include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, continued consolidation in the markets we serve, terrorist activities and responses of the United States and other nations to such activities, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2006, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

NON-GAAP FINANCIAL MEASURES:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Convergys provides non-GAAP free cash flow and revenues excluding AT&T.

Convergys’ management believes that these non-GAAP financial measures provide management and investors with (1) a more comprehensive understanding of the company’s underlying performance, (2) a useful comparison of current results with past and future results, and (3) an enhanced understanding of the company’s prospects for the future. However, Convergys recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect all of the amounts associated with our results as determined in accordance with GAAP. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

As described above, Convergys uses the following non-GAAP measures:

Free cash flow — Management uses free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock and to repay the company’s debt obligations. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Revenues excluding AT&T – In December 2006, Cingular became a wholly owned subsidiary of AT&T. The company uses revenues excluding AT&T to assess the revenue growth of the business excluding the impact of Cingular’s migration of subscribers off billing systems that Convergys supported for a predecessor company.

Beginning in 2005, the company assisted Cingular with migrating subscribers off the AT&T Wireless billing systems onto Cingular’s in-house systems, one of which Convergys continues to support in a managed services environment. While AT&T continues to be the company’s largest client, as a result of the Cingular migration, the company is not expecting data processing revenues from AT&T after the first quarter of 2007. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using both the non-GAAP measure, revenues excluding AT&T, and the GAAP measure, revenues, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

CONFERENCE CALL NOTE:

Convergys will host a conference call on Thursday, April 26, at 10:00 AM, EDT, to discuss the company’s first quarter results. It will feature Chairman Jim Orr introducing newly-elected President and CEO Dave Dougherty, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 70 countries speaking nearly 35 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has approximately 74,000 employees in 76 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

Investor Contact:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Media Contact:

John Pratt, Corporate Communications

+1 513 723 3333 or john.pratt@convergys.com

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Convergys Corporation

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended Mar. 31,		% Change
(In millions except per share amounts)	2007	2006
Revenues	$719.9	$675.3	7
Costs and Expenses:
Cost of Providing Services and Products Sold	458.8	423.4	8
Selling, General and Administrative	144.7	132.8	9
Research and Development Costs	19.1	20.4	(6)
Depreciation	29.9	32.8	(9)
Amortization	2.2	3.9	(44)

Total Costs and Expenses	654.7	613.3	7

Operating Income	65.2	62.0	5
Equity in Earnings of Cellular Partnerships	2.0	1.4	43
Other Income, net	2.2	0.3	—
Interest Expense	(4.8)	(5.7)	(16)

Income Before Income Taxes	64.6	58.0	11
Income Taxes	21.0	21.3	(1)

Net Income	$43.6	$36.7	19

Earnings Per Common Share
Basic	$0.32	$0.26	23

Diluted	$0.31	$0.26	19

Weighted Average Common Shares Outstanding
Basic	136.6	139.4
Diluted	140.7	142.3
Market Price Per Share
High	$27.18	$18.67
Low	$23.84	$15.43
Close	$25.41	$18.21

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended Mar. 31, 2007.

Convergys Corporation

Consolidated Balance Sheets

(Unaudited)

(In millions)	Mar. 31, 2007	Dec. 31, 2006
Assets
Cash and Cash Equivalents	$247.2	$235.9
Receivables - Net	525.9	545.6
Other Current Assets	148.4	148.7
Property and Equipment - Net	360.2	368.6
Other Assets	1,248.5	1,241.5

Total Assets	$2,530.2	$2,540.3

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$68.1	$83.9
Other Current Liabilities	379.2	512.0
Other Liabilities	336.3	229.7
Long-Term Debt	259.2	259.6
Common Shareholders’ Equity	1,487.4	1,455.1

Total Liabilities and Shareholders’ Equity	$2,530.2	$2,540.3

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	Three Months Ended Mar. 31,
(In millions)	2007		2006
Cash provided by operating activities	$65.2		$56.9
Cash used in investing activities	(23.8	) (a)	(17.4	) (a)
Cash used in financing activities	(30.1)		(28.0)

Net increase in cash	$11.3		$11.5

(a)	Includes $24.0 and $23.2 of capital expenditures, net, for the three months ended March 31, 2007 and 2006, respectively.

Convergys Corporation

Segment Revenues and Operating Income

(Unaudited)

	For the Three Months Ended Mar. 31,
(In millions)	2007	2006
Revenues:
Customer Care	$469.0	$434.0
Information Management	185.9	188.8
Employee Care	65.0	52.5

Total	$719.9	$675.3

Operating Income (Loss):
Customer Care	$56.3	$46.2
Information Management	25.3	31.5
Employee Care	(7.4)	(9.6)
Corporate and Other	(9.0)	(6.1)

Total	$65.2	$62.0

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended Mar. 31, 2007.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended Mar. 31,
(In millions)	2007	2006
Cash provided by operating activities	$65.2	$56.9
Capital expenditures, net	(24.0)	(23.2)

Free cash flow (a non-GAAP measure)	$41.2	$33.7

Free cash flow – Management uses free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the Company’s balance sheet, to repurchase the Company’s stock and to repay the Company’s debt obligations. Limitations associated with the use of free cash flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measure, free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.

Convergys Corporation

Reconciliation of GAAP Revenues to Revenues Excluding AT&T

(Unaudited)

(In millions)	Consolidated
First Quarter 2007
Revenues as reported	$719.9
Adjustments:
Revenues from AT&T	106.7

Revenues excluding AT&T (a non-GAAP measure)	$613.2

First Quarter 2006
Revenues as reported	$675.3
Adjustments:
Revenues from AT&T	120.6

Revenues excluding AT&T (a non-GAAP measure)	$554.7

In December 2006, Cingular became a wholly owned subsidiary of AT&T. The Company uses revenues excluding AT&T to access the revenue growth of the business excluding the impact of Cingular’s migration of subscribers off billing systems that Convergys supported for a predecessor company. Beginning in 2005, the Company assisted Cingular with migrating subscribers off the AT&T Wireless billing systems onto Cingular’s in-house systems, one of which Convergys continues to support in a managed services environment. While AT&T continues to be the Company’s largest client, as a result of the Cingular migration, the Company is not expecting data processing revenues from AT&T after the first quarter of 2007. Limitations associated with the use of this non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using both the non-GAAP measure, revenues excluding AT&T, and the GAAP measure, revenues, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above.